                                                                    Exhibit 10.2


                                 March 14, 2002


Mr. Mark Perlberg
310 Green Park Court
Atlanta, GA 30327


Dear Mark:

     This letter confirms our agreement to amend, effective January 25, 2002, your letter Employment Agreement dated January 7, 2000 (the "Agreement") in the following respects.

1. Paragraph 10(b) is hereby amended to provide a severance payment equal to 24 months of your then current annual base salary, bonus at target level (regardless of whether such level is or has been achieved), and car allowance (rather than the 12 months stated therein), payable in 24 equal monthly installments commencing on the last day of the first month following termination. In all other respects, Paragraph 10(b) shall remain unchanged.

2. Paragraph 9(d) is hereby amended to provide for a new sub-section (iv) adding an additional "Good Reason" to Paragraph 9(d), immediately before the last sentence in Paragraph 9(d) to read as follows:

     "(iv) your voluntary resignation within 180 days following a "Change of Control (as hereafter defined) or your voluntary resignation between 180 days and 270 days following the appointment of a new CEO of the company (other than you) upon John Cook ceasing to be the CEO."

3.   A new paragraph 9(f) is hereby added to your Agreement as follows:

     "9(f). In the event of a "Change of Control" of PRG-Schultz International, Inc. ("PRGX"), as hereinafter defined, or you terminating your employment for Good Reason as provided in Paragraph 9(d), as amended, all of your stock options, restricted stock, and deferred compensation will immediately be fully vested.

4. For purposes of this Agreement, a "Change of Control" shall have occurred if:

     (A) a majority of the directors of PRGX shall be persons other than persons:

         (xx) for whose election proxies shall have been solicited by the board; or

         (yy) who are then serving as directors appointed by the board to fill vacancies on the board caused by death or resignation, but not by removal, or to fill newly-created directorships; or

     (B) a majority of the outstanding voting power of PRGX shall have been acquired or beneficially owned by any person (other than PRGX or a subsidiary of PRGX) or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding or disposing of voting stock of PRGX; or

     (C) there shall have occurred:

         (ww) a merger or consolidation of PRGS with or into another corporation, other than (1) a merger or consolidation with a subsidiary of PRGX or (2) a merger or consolidation in which the holders of voting stock of PRGX immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or

         (xx) a statutory exchange of shares of one or more classes or series of outstanding voting stock of PRGX for cash, securities or other property, other than an exchange in which the holders of voting stock of PRGX immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the PRGX stock is being exchanged; or

         (yy) the sale or other disposition of all or substantially all of the assets of PRGX, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of PRGX immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of PRGX are being sold; or

         (zz) the liquidation or dissolution of PRGX.

5. At the date of this agreement, your annual base salary is $400,000 and your target bonus percentage is 40%.

6. Except as herein amended, all other terms of your Agreement shall remain unchanged. The provisions of the letter of July 24, 2001 from John Cook to you are hereby cancelled and superseded by this agreement.


                                                 Yours very truly,


                                                 /s/ John Cook
                                                 -------------------------
                                                 John Cook


Accepted and agreed to:


/s/ Mark Perlberg
-------------------------
Mark Perlberg